Exhibit 99.1

Quintana Maritime Limited
Pandoras 13 & Kyprou Street
166 74 Glyfada
Greece

NEWS RELEASE

Quintana Maritime Limited Prices Last Two Kamsarmax Vessels at
Average of $25,000 Per Day for 2007 and Takes Delivery of Its Sixth
Kamsarmax Vessel
ATHENS, GREECE — September 19, 2006 — Quintana Maritime Limited (NASDAQ: QMAR) announced today that it priced its two remaining Kamsarmaxes, Iron Brooke (ex Bulk 16) and Iron Manolis (ex Bulk 17), under its master time charter with Bunge S.A. at an average daily rate of $25,000 per day for 2007. These vessels, which Quintana has agreed to acquire from Metrobulk, are expected to be delivered to Quintana ex yard between March and May 2007.
Having priced these two Kamsarmaxes, Quintana Maritime has fixed the rates for all seventeen vessels it has acquired or has agreed to acquire from Metrobulk. For 2007, seven Kamsarmaxes and two Panamaxes have been fixed at an average daily rate of $23,000, five Kamsarmaxes have been fixed at an average daily rate of $20,000 and two Kamsarmaxes have been fixed at an average daily rate of $25,000. An additional Panamax, Grain Harvester (ex Bulk 3), is already on time charter with Bunge through September 2009 at $20,000 per day and was delivered to Quintana earlier this month. The master charter agreement with Bunge S.A calls for annual renewals in early November every year, between floor and ceiling rates, and lasts through the end of 2010.
As a result of these fixtures, Quintana has secured almost 89% of its expected net operating days for 2007 under charters with fixed rates. Quintana believes it currently enjoys the highest time charter coverage amongst its public peers.
Stamatis Molaris, President and Chief Executive Officer of Quintana Maritime, commented, “We are very pleased to announce that we have by now priced under the master agreement with Bunge all seventeen vessels we have acquired or agreed to acquire from Metrobulk. We have concluded the pricing of these fixtures well ahead of the scheduled price negotiations with Bunge and prior to the delivery of most of these vessels to Quintana. Furthermore, as we have priced these fixtures in stages, we have been able to share into the market’s continued upside.
“Our fleet deployment strategy demonstrates the advantages of the unique structure of the Bunge master agreement, which enables us to enhance the stability and predictability of our earnings, while at the same time to share into the market’s strength. This is within the context of our strategy of pursuing stable growth with consistent delivery of dividends to our shareholders.”
In addition, Quintana took delivery of its sixth Kamsarmax bulk carrier, Ore Hansa, from Metrobulk. Ore Hansa has a carrying capacity of 82,224 deadweight tons (dwt) and was built in April 2006 at Tsuneishi, a Japanese shipyard. To date, Quintana Maritime has taken delivery of seven vessels out of the total of seventeen vessels it has agreed to acquire from Metrobulk.

As previously announced, Ore Hansa, together with eight other vessels, is employed under a master time charter agreement with Bunge S.A. at an average daily rate of approximately $23,000 for 2007.
Fleet Table as of September 19, 2006

					TC Expiration
CURRENT	Type	DWT	Year	Age(in	Date (minimum
FLEET			Built	yrs)	period)
Iron Vassilis(A)	Kamsarmax	82,257	2006	0.1	December 2010
Iron Elisabeth(A)	Kamsarmax	82,224	2006	0.3	December 2010
Santa Barbara	Kamsarmax	82,224	2006	0.5	December 2010
Ore Hansa	Kamsarmax	82,224	2006	0.5	December 2010
Iron Fuzeyya(A)	Kamsarmax	82,209	2006	0.6	December 2010
Iron Bradyn(A)	Kamsarmax	82,769	2005	1.6	December 2010
Grain Harvester	Panamax	76,417	2004	2.1	September 2009
Kirmar(B)	Capesize	165,500	2001	5.0	February 2007(C)
Iron Beauty(B)	Capesize	165,500	2001	5.2	April 2010
Coal Pride	Panamax	72,600	1999	6.8	February 2007

Iron Man (D)	Panamax	72,861	1997	9.2	March 2010
Coal Age (D)	Panamax	72,861	1997	9.2	June 2007
Fearless 1(D)	Panamax	73,427	1997	9.4	March 2008
Barbara (E)	Panamax	73,390	1997	9.6	June 2007
Linda Leah (E)	Panamax	73,390	1997	9.6	June 2008
King Coal	Panamax	72,873	1997	9.7	March 2008
Coal Glory (D)	Panamax	73,670	1995	11.6	June 2008
Total Current Fleet	17 Vessels	1,486,396		5.1 years avg (F)

ADDITIONAL			Year	Age (in
VESSELS	Type	DWT	Built	years)	Delivery Range
Grain Express	Panamax	76,466	2004	2.5	Sep 06 – Oct 06
Iron Knight	Panamax	76,429	2004	2.3	Sep 06 – Oct 06
Pascha	Kamsarmax	82,300	*		Nov 06 – Jan 07
Iron Lindrew	Kamsarmax	82,300	*		Jan 07 – March 07
Coal Gypsy	Kamsarmax	82,300	*		Dec 06
Coal Hunter	Kamsarmax	82,300	*		Dec 06
Iron Brooke	Kamsarmax	82,300	*		March 07- May 07
Iron Manolis	Kamsarmax	82,300	*		May 07
Iron Anne	Kamsarmax	82,000	*		Sep 06
Iron Kalypso	Kamsarmax	82,224	2006	0.6	Sep 06
Total Additional Vessels	10 Vessels	810,919
TOTAL FLEET	27 Vessels	2,297,315

* Under Construction
(A), (B), (D), and (E) indicate sister ships. As of September 18, 2006 Quintana had four sets of sister ships, including the vessels recently acquired from Metrobulk. All seventeen ships that are part of the Metrobulk acquisition are sister ships. Sister ships indicate vessels of the same class made in the same shipyard. The sister-ship concept further enhances our operational flexibility and efficiency.
(C) Kirmar’s charter may be extended by up to six months, until September 2007, at the current rate of $26,500 per day at the charterer’s option.
(F) On a dwt weighted average

ABOUT QUINTANA MARITIME LIMITED
Quintana Maritime Limited, based in Greece, is an international provider of dry bulk cargo marine transportation services. As of today, the company owns and operates a fleet 17 vessels, including 6 Kamsarmax bulkers, 9 Panamax size vessels and 2 Capesize vessels with a total carrying capacity of 1,486,396 dwt and an average age of 5.1 years on a dwt weighted average. It has also entered into agreements to acquire 10 additional vessels, including 2 Panamaxes and 8 Kamsarmax bulkers with expected delivery between September 2006 and May 2007 and with an aggregate capacity of 810,919 dwt. Once all acquisitions are completed Quintana will have a fleet of 27 dry bulk vessels, including 2 Capesize vessels, 11 Panamax vessels and 14 Kamsarmax vessels with a total capacity of 2,297,315 dwt and an average age of 4.0 years on a dwt weighted average.
Forward Looking Statements
This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth strategy and measures to implement such strategy; including expected vessel acquisitions and entering into further time charters. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such statements include comments regarding expected revenues and time charters. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to changes in the demand for dry bulk vessels, competitive factors in the market in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.
For Immediate Release

Company Contact:	Investor Relations / Financial Media:

Paul J. Cornell	Paul Lampoutis
Chief Financial Officer	Capital Link, Inc, New York
Tel. 713-751-7525	Tel. 212.661.7566
E-mail: pcornell@quintanamaritime.com	E-mail: plampoutis@capitallink.com

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